                                                                    EXHIBIT 10.2


                   EMPLOYMENT AGREEMENT FOR TERRY L. WILLIAMS

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 30th day of January, 2001, by and among Cortez Development, Ltd., a Delaware corporation ("Cortez"), Molichem Medicines, Inc., a North Carolina corporation ("Employer") and Terry L. Williams, an individual residing at 3592 Manns Chapel Road, Chapel Hill, N.C. 27514 ("Employee"). Employer and Employee may be referred to herein collectively as the "Parties" and individually as a "Party".

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), Cortez Acquisition Corporation, a North Carolina corporation (the "Merger Subsidiary") has been merged into Employer, and Employer has become a wholly owned subsidiary of Cortez.

         C. Cortez has required that Employee enter into this Agreement with respect to the services she will provide to Employer after the merger.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

         Section 1. Term. The employment created by this Agreement shall be for a three (3) year term beginning on the effective date of the Merger Agreement and ending December 31, 2003 (the "Term"), and automatically renewable at the option of Employee for an additional two (2) year period, subject, however, to earlier termination as provided herein.

         Section 2. Duties. Employee is initially engaged to act in the capacity of Director of Development, subject to change as appropriate to the needs of the Employer. Employee's duties and powers as Director of Development shall be determined from time to time by the Board of Directors of Employer. Employee shall perform and discharge such duties well and faithfully.

         Section 3. Base Compensation. Subject to the terms and conditions of this Agreement, as partial compensation for services rendered and Employee's covenants and agreements under this Agreement, Employer shall pay to Employee a base salary of one hundred thousand dollars ($100,000) per year, payable in accordance with Employer's standard practices. Employer and Employee shall review Employee's performance in accordance with Employer's standard practices, and at that time Employer shall determine whether Employee's salary should be increased.

         Section 4. Additional Compensation. In addition to the compensation specified in Section 3 above, Employee shall have the opportunity to earn an annual bonus in the amount of twenty percent (20%) of base compensation and shall be eligible for other incentive compensation payments, in accordance with such plans as may be adopted by the Board of Directors of Employer.

         Section 5. Options. In addition to the compensation under Section 3 and
Section 4 above, Employee shall be awarded an option for four hundred thousand (400,000) shares of the common stock of Cortez pursuant to the Option Agreement in the form of Exhibit A, which agreement provides for vesting of the options on the following schedule: one hundred sixteen thousand six hundred sixty-seven (116,667) options upon the execution of this Agreement, seventy-seven thousand seven hundred seventy-eight (77,778) options after one year, seventy-seven thousand seven hundred seventy-eight (77,778) options after two years, seventy-seven thousand seven hundred seventy-seven (77,777) options after three years, and fifty thousand (50,000) options upon the completion of certain performance criteria related to the license agreement by and between Employer and InterMune Pharmaceuticals, Inc.

         Section 6. Benefit Plans. Employer agrees to provide Employee with health insurance coverage, life insurance coverage, disability income insurance coverage, participation in a 401(k) plan and all other benefits presently available for Employer's employees generally.

         Section 7. Expenses. Employer shall reimburse Employee for business expenses directly and reasonably incurred in the performance of his duties provided that Employee complies with Employer's policies concerning reimbursement for such expenses.

         Section 8. Termination. This Agreement shall terminate prior to the expiration of its Term upon the occurrence of any one of the following events:

                  (a) Disability. In the event that (i) Employee is totally and permanently disabled as determined in accordance with the Employer's long-term disability plan, if any, as in effect at such time, or (ii) if no such plan is in effect, Employee is unable to perform his duties and responsibilities hereunder by reason of illness, injury or incapacity for ninety (90) consecutive days, this Agreement may be terminated by Employer, and Employer shall have no further liability or obligation to Employee for compensation hereunder; provided, however, that Employee shall continue to be compensated as provided in
Section 3 of this Agreement during such 90-day period and until termination under this section, and provided further, that Employee will be entitled to receive the payments prescribed under any disability benefits plan in which Employee was participating.

                  (b) Death. In the event that Employee dies during the Term, Employer shall pay to his executors, legal representatives or administrators an amount equal to the remaining installment of Employee's compensation set forth in Section 3 hereof for the month in which Employee dies, and thereafter Employer shall have no further liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through Employee; provided, however, that Employee's heirs, legal representatives or administrators will be entitled to receive the payments prescribed under any death or disability benefits plan in which Employee was participating.

                  (c) Cause. Nothing in this Agreement shall be construed to prevent Employee's termination by Employer at any time for "cause". For purposes of this Agreement, "cause" shall mean (i) the failure of Employee to perform or observe (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, (ii) dishonesty or misconduct on the part of Employee that is or is reasonably likely to be materially damaging or materially detrimental to the business of Employer, (iii) conviction of a felony, (iv) failure to comply with the reasonable directions of the Board of Directors or officers of the Employer in a way that is materially damaging or materially detrimental to the business of Employer, or (v) failure to perform his material duties under this Agreement due to abuse of alcohol or drugs. Prior to terminating this Agreement on account of Employee's failure to perform or observe any of the material terms and conditions of this Agreement (as described in clauses (i), (iv) or (v) of the preceding sentence), Employer shall give Employee thirty (30) days' written notice and an opportunity to cure such failure to the satisfaction of Employer. Upon termination for cause, Employer shall pay to Employee all sums due Employee through the date of such termination. Following such termination, Employer shall have no further duty or obligation to Employee; provided, however, that Employee shall continue to be bound by Section 9.

         Section 9. Confidential Information. Employee may gain access to or knowledge of information about Employer that is not generally known or available to the public ("Confidential Information"). Such information may include trade secrets, research, development, client information, marketing plans, contractual arrangements, personnel records, finances, and clients lists. Employee will not disclose any Confidential Information during or after the term of this Agreement to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or use such information except as directed or authorized by Employer. All Confidential Information remains the property of Employer and no license or other rights to Confidential Information is granted hereby. On demand of Employer, at any time, Employee shall immediately deliver all printed or written Confidential Information to Employer. Confidential Information includes any such information of Employer prior to the merger of Merger Sub into Employer.

         The following information shall not be deemed part of the Confidential
Information: (1) that was in the public domain at the time of disclosure by Employer to the Employee; or (2) that entered the public domain through no fault of Employee subsequent to the time of disclosure by the Employer to Employee; or
(3) that was in the Employee's possession free of any obligation of confidence at the time of disclosure by the Employer; or (4) that was rightfully communicated by a third party to Employee free of any obligation of confidence subsequent to the time of disclosure by the Employer to Employee; or (5) that is deemed not confidential by the Board of Directors of Employer or is not confidential under any confidentiality policies adopted by the Board of Directors of Employer.

         Section 10. Ownership of Confidential Information and Work Product. Except as limited by this Section, Employee agrees that all Confidential Information and all other work product of any type or nature created by Employee or resulting from work performed by Employee for the Employer, using the Employer's facilities, equipment, supplies or other property, during business hours, or related to the Employer's Business, even if not Confidential Information (such Confidential Information and work product being defined as "Work Product"), shall belong to the Employer exclusively and without any additional compensation to Employee. Employee agrees that any original copyrightable Work Product shall be considered as "works made for hire," and that the Employer shall be deemed the author thereof, provided that to the extent such Work Product is determined not to constitute "works made for hire" as a matter of law, Employee hereby irrevocably assigns and transfers to the Employer all rights in and to such Work Product.

         Upon request Employee will execute any instrument required to vest in the Employer complete title and ownership to all Work Product, and will, at the request and expense of the Employer, execute any instruments necessary to obtain legal protection in the United States and foreign countries for all Work Product and for the purpose of vesting title thereto in the Employer, or its nominee, all without any additional compensation of any kind to Employee.

         Section 11. Notices. Any notices to be given hereunder by either Party to the other may be effected in writing either by personal delivery, via telefacsimile or by mail, registered or certified, postage prepaid with return receipt requested:

         If to Employer:      MoliChem Medicines, Inc.
                              207 South Elliot Road, PMB #231
                              Chapel Hill, North Carolina 27514

         with a copy to:      Herman F. Greene, Esq.
                              Daniels & Daniels, P.A.
                              P. O. Box 12218
                              Research Triangle Park, North Carolina 27709-2218

         If to Employee:      Terry L. Williams
                              3592 Manns Chapel Road
                              Chapel Hill, N.C. 27514

Mailed notices shall be addressed to the Parties at the addresses set forth above, but each Party may change the address by written notice in accordance with this Section 11. Notices delivered personally or by telecopier (with answerback received) shall be deemed communicated as of actual receipt mailed notices shall be deemed communicated as of three days after mailing.

         Section 12. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties hereto with respect to the employment of Employee by Employer, and contains all of the covenants and agreements between the Parties with respect to such employment in any manner whatsoever.

         Section 13. Headings. The headings or titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading or title of any section.

         Section 14. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is authorized by Employer and is agreed to in writing, signed by Employee and by an officer of Employer (other than Employee) thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by any Party hereto of any breach by any other Party hereto of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time nor shall the receipt or acceptance of Employee's employment be deemed a waiver of any condition or provision hereof.

         Section 15. Assignability. Employee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of Employer, this Agreement being personal to Employee. This Agreement shall, however, inure to the benefit of Employee's estate, dependents, beneficiaries and legal representatives. This Agreement shall not be assignable by Employer without the written consent of Employee, but if Employer shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind, and inure to the benefit of, the successor of Employer resulting from such merger, consolidation or transfer. No such merger, consolidation or transfer, however, shall relieve the Parties from liability and responsibility for the performance of their respective duties and obligations hereunder.

         Section 16. Governing Law. This Agreement shall be interpreted, construed and governed by and in accordance with the internal substantive law of the State of North Carolina.

         Section 17. Severability. Each provision of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the Parties hereto to the extent permissible under law.

                                      EMPLOYER:
                                      MOLICHEM MEDICINES, INC.


                                      By: ______________________________
                                               Its:


                                      EMPLOYEE:


                                      ----------------------------------
                                      Terry Williams


                                      CORTEZ DEVELOPMENT, LTD.


                                      By:_______________________________
                                               Its:

                                                                       Exhibit A

                      NON-STATUTORY STOCK OPTION AGREEMENT

         This Nonstatutory Stock Option Agreement, dated as of January 30, 2001 (this "Agreement") is entered into by and between MoliChem Medicines, Inc., a Delaware corporation (the "Company") and Terry L. Williams, an employee of MoliChem R&D, Inc. ("R&D"), a wholly owned subsidiary of the Company ("Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Optionee is now an employee of the Company's wholly owned subsidiary MoliChem R&D, Inc., and the Company desires to afford employees of its subsidiary the opportunity to acquire, or enlarge, their stock ownership in the Company so that Optionee may have a direct proprietary interest in the success of the Company and its subsidiary;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Company grants to Optionee, during the period commencing with the date of this Agreement and ending January 29, 2011, unless terminated in accordance with Paragraph 3 or accelerated or terminated in accordance with Paragraph 8 (the "Option Period"), the option to purchase from the Company (the "Option"), at a price of one and a half dollars ($1.50) per share (the "Option Price") four hundred thousand (400,000) shares of the Company's Common Stock (the "Shares"). The Option granted herein is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees, officers, directors and consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. The Option granted herein is not intended to be an "incentive stock option" under Section 422 of the Code.

         2. Exercise of Option

         (a) The Option may be exercised, from time to time, during the Option Period, to purchase all or any portion of the number of Shares as follows:

                                                          Cumulative Maximum
                                                          Number of Shares that
Period from Date of Grant of the Option                   May be Purchased
---------------------------------------                   -----------------

On or after January 30, 2001                                       116,667

After January 30, 2002 but                                         194,445
on or before January 30, 2003

After January 30, 2003 but                                         272,223
on or before January 30, 2004

After January 30, 2004                                             350,000

The maximum number of Shares that may be purchased during each time period specified above shall be reduced by the number of Shares purchased prior to the beginning of such period, such that the cumulative maximum for each time period is not exceeded. In addition, upon the occurrence of the following events, Optionee may exercise the Option to purchase an additional number of Shares as follows:

                                                     Additional Number of Shares
Event                                                that May be Purchased
-----                                                --------------------------

The effective date of the Development and                           20,000
Commercialization Agreement by and between
Company, R&D and InterMune, Inc. (the "InterMune
Agreement")

Thirty (30) days after the initiation of Phase III                  10,000
trials for the initial product under the InterMune
Agreement

Thirty (30) days after the submission of a NDA                      10,000
for the initial product under the InterMune
Agreement

Thirty (30) days after the submission of a MAA                      10,000
for the initial product under the InterMune
Agreement

         (b) No fewer than one hundred (100) Shares may be purchased upon any one exercise of the Option, unless the number of Shares to be purchased at such time is the total number of Shares remaining subject to the Option. Any exercise of less than the total number of Shares identified in the Option shall be deemed an exercise in part, and the Option may again be exercised at such time or times determined by Optionee, provided that at such times the Option is still exercisable.

         (c) In no event shall any option granted hereunder be exercisable for a fractional share.

         (d) The Option is exercised by Optionee delivering to the Secretary of the Company, on any business day, a written notice signed by Optionee specifying the number of Shares to be purchased, together with the Option Price, in the manner specified in Paragraph 4(a).

         (e) The Option, or any unexercised part thereof, shall not be exercisable after expiration or termination of the Option Period.

         3. Termination of Employment. Vesting of the Option, as set forth in Paragraph 2(a), shall terminate as of the date of termination of Optionee's employment such that the Option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of Paragraph 2(a) of this Agreement and also that number of shares as to which the exercise of the Option is accelerated under Section 8. For the purpose of this Agreement, termination of employment means cessation of Optionee's employment relation with the Company or an Affiliate for any reason, including without limitation, termination by death, disability, retirement, for cause, without cause, voluntary or involuntary; termination shall not be deemed to have occurred if Optionee changes employment from employment with the Company or an Affiliate to employment with another Affiliate or the Company provided that Optionee is working at least fifty percent (50%) of the time for the Company or an Affiliate.

         4. Payment of Option Price and Related Taxes.

         (a) Payment in full of the Option Price must be made at the time the Option is exercised, and shall be paid in U.S. dollars in cash or by certified or bank check; provided, however, that in the discretion of the Committee, but only after an Initial Public Offering has occurred, payment may be made by surrendering shares of Common Stock of the Company owned by Optionee in one or more sequential surrenders, regardless of whether such shares were acquired pursuant to the exercise or partial exercise of the Option or any other option and regardless of whether a stock certificate for such shares shall have been received by Optionee. Shares received in payment shall be valued at Fair Market Value as of the date of the exercise of the Option. Any overpayment shall promptly be refunded in cash.

         (b) To the extent Optionee (or other person exercising this Option) recognizes income as a result of the exercise of the Option, Optionee shall pay the Company an amount equal to the federal, state and local withholding taxes on income so recognized within ten (10) days of the exercise of the Option.

         5. Issuance of Shares.

         (a) Within fifteen business days after receiving notice of exercise and payment of the aggregate Option Price, and subject to Optionee's payment or arrangement for payment of the applicable taxes as specified in Paragraph 4(b), the Company shall issue to Optionee the number of Shares with respect to which the Option was exercised, and shall deliver to Optionee, a certificate for such Shares.

         (b) Notwithstanding anything to the contrary contained in this Agreement, this Option may not be exercised if at any time the Board of Directors determines it is necessary or desirable as a condition of, or in connection with, the issuance of the Shares that (i) the Shares be listed, registered or qualified upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any governmental authority be received. In no event may the Shares be issued in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained. Notwithstanding the foregoing, the Company shall not be required to register under the Securities Act any Common Stock to be issued pursuant to exercise of the Option.

         (c) Notwithstanding anything to the contrary contained in this Agreement, if at any time specified herein for the issuance of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other federal, state or local governmental authority having jurisdiction, shall require either the Company or Optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken. The Company shall be under no obligation to take such action and the Company shall have no liability whatsoever as a result of the non-issuance of such shares as a result of not taking such action, except to refund to the Optionee any consideration tendered in respect of the Option Price.

         6. Transfer of Option. This Option is not transferable by Optionee except by will or intestate succession, and is exercisable during Optionee's lifetime only by Optionee. No assignment or transfer of this Option or of the rights represented thereby in contravention of the foregoing, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever. Immediately upon any attempt to assign or transfer this Option, this Option shall terminate and be of no force or effect.

         7. Adjustments Upon Changes in Capitalization or Mergers.

         (a) The Shares with respect to which this Option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the Shares with respect to which this Option is granted, the Company shall pay a stock dividend or effect a subdivision or combination of shares, or other capital readjustment, then (i) in the event of any increase in the number of shares of common stock outstanding, the number of Shares then remaining subject to the Option shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Shares then remaining subject to the Option shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per share shall be proportionately increased.

         (b) Upon a merger or consolidation of the Company with or into or with one or more other corporations, or any other corporate reorganization of any form involving the Company as a party and an exchange, conversion, adjustment or other modification of the outstanding Common Stock, Optionee shall thereafter have the right, upon exercise of the Option, provided that such Option is currently exercisable and has not otherwise been terminated, to receive the kind and amount of shares of stock or other securities or property to which Optionee would have been entitled if Optionee had received Shares by exercise of the Option immediately prior to or simultaneously with such merger or consolidation or similar transaction, and the Option Price shall be adjusted accordingly. Comparable rights shall accrue to Optionee in the event of successive transactions of the type described above. These adjustments and the manner of their application shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares.

         8. Termination and Acceleration of Options.

         (a) Anything contained herein to the contrary notwithstanding, upon a sale or transfer of all or substantially all of the assets of the Company or R&D to another corporation (other than a wholly-owned subsidiary), person or entity, or upon a distribution by the Company of its assets as a liquidating or partial liquidating dividend with respect to its Common Stock, or the happening of any other similar event affecting its Common Stock, then following a determination by the Board of Directors to effect or proceed with such event or transaction, and in any event at least ten (10) days' prior to the effective date of such event or transaction, the exercisability of the Option shall be accelerated such that even if certain conditions must be met for the exercise of a portion of the Option, the Option shall be exercisable for the full remaining amount of the Shares. Further, in the event of such event or transaction, the Board of Directors, upon at least ten
(10) days' written notice to the holder, may in its sole discretion provide that such Option or any unexercised portion thereof shall terminate as of the effective date of such event or transaction.

         (b) Anything contained herein to the contrary notwithstanding, upon the happening of an "Initial Public Offering" (defined as an underwritten offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, in which the net proceeds to the Company are at least $5,000,000), then following a determination by the Board of Directors to effect or proceed with the Initial Public Offering, the Board of Directors, in its sole discretion and upon at least ten (10) days' written notice to the holder of all or any portion of any Option previously granted and unexercised, shall either (i) accelerate the exercisability of all or any portion of such Option to a date prior to the effective date of the Initial Public Offering, even if any other provisions of this Agreement require such Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, or (ii) accelerate the exercisability of all or any portion of such Option as provided in the preceding clause (i) and provide that such Option or any unexercised portion thereof shall terminate as of the effective date of the Initial Public Offering.

         (c) Anything contained herein to the contrary notwithstanding, in the event of a merger or consolidation of the Company with or into any other corporation or organization as a result of which the holders of the voting capital stock of the Company prior to such merger or consolidation would receive or hold less than a majority of the shares of voting capital stock of the resulting or surviving corporation or organization, then, following a determination by the Board of Directors to effect or proceed with such merger or consolidation, and in any event at least ten (10) days' prior to the effective date of such merger or consolidation, the exercisability of the Option shall be accelerated such that even if certain conditions must be met for the exercise of a portion of the Option, the Option shall be exercisable for the full remaining amount of the Shares. Further, in the event of such merger or consolidation, the Board of Directors, upon at least ten (10) days' written notice to the holder, may in its sole discretion provide that such Option or any unexercised portion thereof shall terminate as of the effective date of such merger or consolidation.

         (d) Anything contained herein to the contrary notwithstanding, in the event Optionee's position of employment with the Company is terminated as a result of (i) a merger or consolidation of R&D with or into any other corporation or any other event or series of events, as a result of which R&D ceases to be an Affiliate of the Company, or (ii) the sale or transfer of all or substantially all of the assets of R&D to another corporation (other than a wholly-owned subsidiary), person or entity or a distribution by R&D of its assets as a liquidating or partial liquidating dividend with respect to its Common Stock, or the happening of any other similar event affecting its Common Stock, then following a determination by the Board to effect or proceed with such event or transaction, and in any event at least ten (10) days' prior to the effective date of such event or transaction, the exercisability of the Option shall be accelerated such that even if certain conditions must be met for the exercise of a portion of the Option, the Option shall be exercisable for the full remaining amount of the Shares.

         9. Optionee Not Stockholder. Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the Option Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment.

         10. No Effect. Neither the Option granted hereunder nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         11. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: (a) if to the
Company: MoliChem Medicines, Inc., 207 South Elliot Road, PMB No. 231, Chapel Hill, North Carolina 27514, Attention President, or at such other address as the Company, by notice to Optionee, may designate in writing from time to time; and
(b) if to Optionee, to Optionee's address appearing below or at such other address as Optionee, by notice to the Company, may designate in writing from time to time.

         12. Entire Agreement; Rights and Interest. This Non-Statutory Stock Option Agreement, including its exhibits, and the Plan pursuant to which it was issued, constitute the entire agreement of the parties with respect to the matters covered hereby, and supersede any previous agreements, whether written or oral. Each party hereby stipulates and acknowledges that there are no other understandings, expectations or agreements, either written or oral, respecting Optionee's rights and entitlements as a stockholder or option holder of the Company, including, without limitation, any understandings, expectations, or agreements regarding any employment, compensation or other benefits, governance of the Company or the payment of dividends, except as expressly set forth in Optionee's employment agreement with the Company, if any. Optionee hereby covenants and agrees, for himself or herself and for his or her successors and assigns, that no such understandings, expectations or agreements which may hereafter arise shall be cognizable or enforceable unless the same shall be reduced to a writing signed by the parties to be charged.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set his or her hand and seal, all on the day and year first above written.

                         [Signatures on following page]

                                            MoliChem Medicines, Inc.
(CORPORATE SEAL)

                                            By:
                                               ---------------------------------
                                                     President

ATTEST:

---------------------------
Secretary
                                            OPTIONEE:


                                                                      (SEAL)
                                            --------------------------
                                            Terry L. Williams
                                            Post Office Box 5219
                                            Chapel Hill, North Carolina 27514